                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 DATE OF REPORT
                (Date of earliest event reported): April 16, 1999

                                  BIOGEN, INC.

             (Exact name of registrant as specified in its charter)

     Massachusetts                      0-12042             04-3002117
    (State or other                   (Commission        (IRS Employer
    jurisdiction of                   File Number)       Identification No.)
    incorporation)

                               14 Cambridge Center
                               Cambridge, MA 02142
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (617) 679-2000

                                       N/A

         (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS.

I.       ADOPTION OF RIGHTS AGREEMENT

Expiration of Old Rights and Dividend of New Rights

         In 1989, the Board of Directors of Biogen, Inc. (the "Company") declared a dividend to holders of the Company's Common Stock, $.01 par value per share ("Common Shares"), of rights (the "Old Rights") to purchase shares of Series A Junior Participating Preferred Stock (the "Old Preferred Stock"). Each Old Right entitled the registered holder to purchase from the Company one one-hundredth of a share of Old Preferred Stock upon the terms and subject to the conditions set forth in a Rights Agreement dated as of May 8, 1989, between Biogen, Inc. and The First National Bank of Boston (the "Old Plan"). The Old Plan and Old Rights expire on May 8, 1999. Accordingly, on April 16, 1999, the Board of Directors declared a dividend of one new preferred share purchase right (a "New Right") for each outstanding Common Share of the Company, which shall be made to the stockholders of record on May 8, 1999 (the "Record Date"). Each New Right entitles the registered holder to purchase from the Company one one-thousandth of a share of a new series of preferred stock (the Series A-1 Junior Participating Preferred Stock, referred to herein as the "Preferred Shares"), at a price of $850 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. Each one one-thousandth of a Preferred Share has rights, privileges and preferences which make its value approximately equal to the value of one Common Share. A full description of the terms of the New Rights is set forth in a new shareholder rights agreement dated as of May 8, 1999 (the "New Rights Agreement"), between the Company and State Street Bank and Trust Company, as Rights Agent (the "Rights Agent").

Terms and Conditions of New Rights and New Rights Agreement

         Initially, the New Rights will be evidenced by the stock certificates representing the Common Shares then outstanding, and no separate Right Certificates, as defined, will be distributed. Until the earlier of (i) the close of business on the tenth day following the day on which there is a public announcement or public disclosure of facts indicating that a person, entity or group of affiliated or associated persons (an "Acquiring Person") have acquired, beneficial ownership of 20% or more of the outstanding Common Shares (other than certain excluded persons) or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any person or entity becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the New Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of May 8, 1999, by such Common Share certificates.

         The New Rights Agreement provides that, until the Distribution Date, the New Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the New Rights), new Common Share certificates issued after May 8, 1999, upon transfer or new issuance of Common Shares, will contain a notation incorporating the New Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the New Rights), the surrender or transfer of any certificates for Common Shares outstanding as of May 8, 1999, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the New Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the New Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the New Rights.

         The New Rights are not exercisable until the Distribution Date. The New Rights will expire on May 8, 2009 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the New Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

         The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the New Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights, options or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding New Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each New Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidation or combinations of the Common Shares occurring, in any case, prior to the Distribution Date.

         Preferred Shares purchasable upon exercise of the New Rights will not be redeemable. Each Preferred Share will be entitled to receive when, as and if approved by the Board of Directors out of funds legally available for the purpose, a minimum preferential quarterly dividend payment of $1.00 but will be entitled to an aggregate dividend of 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $1,000 but will be entitled to an aggregate payment of 1,000 times the payment made per Common Share. Each Preferred Share will have 1,000 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount of consideration received per Common Share. These rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Shares' dividend and liquidation rights, the value of one one-thousandth of a Preferred Share should approximate the value of one Common Share.

         In the event that any person becomes an Acquiring Person, proper provision shall be made so that each holder of a New Right, other than New Rights beneficially owned by the Acquiring Person or an Associate or Affiliate of such Acquiring Person or certain of their transferees (which Rights will thereafter be void), will have the right to receive upon exercise that number of Common Shares having a market value of two times the purchase price of the New Right (or, if such number of shares is not and cannot be authorized, the Company may issue Preferred Stock, cash, debt, stock or a combination thereof in exchange for the New Rights).

         In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a New Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the New Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the New Right.

         At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Common Shares and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the New Rights (other than New Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-thousandth of a Preferred Share, per New Right (or, if the number of shares is not and cannot be authorized, the Company may issue cash, debt, stock or a combination thereof in exchange for the New Rights), subject to adjustment.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of the number of one one-thousandths of a Preferred Share issuable upon the exercise of one New Right, which may, at the option of the Company, be evidenced by depository receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

         At any time prior to the earlier of (i) the time that any person becomes an Acquiring Person, or (ii) the Final Expiration Date, the Board of Directors of the Company may redeem the New Rights in whole, but not in part, at a price of $.001 per New Right (the "Redemption Price"). Following the expiration of the above periods, the New Rights become nonredeemable. Immediately upon any redemption of the New Rights, the right to exercise the New Rights will terminate and the only right of the holders of New Rights will be to receive the Redemption Price.

         The Company may from time to time, and the Rights Agent will, if the Company so directs, supplement or amend the New Rights Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained therein which may be defective or inconsistent with any other provisions therein, or to make any change to or delete any provision thereof or to adopt any other provisions with respect to the Rights which the Company may deem necessary or desirable; provided, however, that from and after such time as any Person becomes an Acquiring Person, the New Rights Agreement may not be amended or supplemented in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person and its Affiliates and Associates).

         Until a New Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The New Rights have certain anti-takeover effects. The New Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. The New Rights should not interfere with any merger or other business combination approved by the Board of Directors since the New Rights may be redeemed by the Company at $.001 per New Right prior to the earlier of (i) such time as any person has become an Acquiring Person, or (ii) the Final Expiration Date.

         The foregoing description of the New Rights Agreement and New Rights, as well as the other matters discussed herein, is qualified in its entirety by reference to the New Rights Agreement and the Exhibits thereto and the Press Release, each of which is attached hereto as an Exhibit and is incorporated herein by reference.

II.      STOCK SPLIT OF COMMON STOCK

         On April 16, 1999, the Board of Directors of Biogen, Inc. (the "Company") conditionally approved a two-for-one stock split of the Company's common stock ("Common Stock") to be effected in the form of a stock dividend of one share of Common Stock for each share of Common Stock outstanding. If approved, the dividend will be payable on June 25, 1999 to all stockholders of record as of June 11, 1999. The stock split is subject to the approval of an increase in the Company's authorized Common Stock by the stockholders of the Company at its Annual Meeting on June 11, 1999.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  4.1 Rights Agreement, dated as of May 8, 1999, between Biogen, Inc. and State Street Bank and Trust Company, which includes the Certificate of Vote of Directors Establishing a Class or Series of Stock as Exhibit A, the Form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C.

                  99.1     The Registrant's Press Release dated April 16, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 23, 1999                   By: /s/ Michael J. Astrue
                                            -------------------------------
                                            Michael J. Astrue
                                            Vice President -General Counsel